EXECUTION COPY






                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee




                                 AMENDMENT NO. 1

                            dated as of July 31, 1996



                                  Amending the

                         POOLING AND SERVICING AGREEMENT

                     among the Company, the Master Servicer
                                 and the Trustee

                             Dated as of May 1, 1996

                         to provide for the issuance of
                             Class A-19 Certificates



                       Mortgage Pass-Through Certificates

                                 Series 1996-S14





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         AMENDMENT NO. 1 ("Amendment"), dated as of the 31st day of
July, 1996, to the Agreement (defined below). Capitalized terms used herein shall have the meanings given thereto in the Agreement.

         WHEREAS, RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (the "Company"), RESIDENTIAL FUNDING CORPORATION (the "Master Servicer") and THE FIRST NATIONAL BANK OF CHICAGO as trustee (the "Trustee") entered into a Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Agreement"), providing for the issuance of Mortgage Pass-Through Certificates, Series 1996-S14; and

         WHEREAS, Section 12.01(a)(vi) of the Agreement permits the amendment of the Agreement by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders to provide for the Excess Spread to be certificated and designated as a Class A Certificate;

     WHEREAS, the Company and the Master Servicer wish to amend the Agreement in order to provide for the Excess Spread to be certificated and designated as Class A-19 and the Trustee consents to such amendment;

         WHEREAS, the execution of this Amendment No. 1 has been duly authorized by the Company and the Master Servicer; and

         NOW THEREFORE, the Company, the Master Servicer and the Trustee hereby agree as follows:

         Section 1.

         The following sections of the Agreement are hereby amended as listed:

         Preliminary Statement:

         A. The last sentence of the first paragraph of the Preliminary Statement shall identify "the Class A-19 Certificates" as "regular interests" in REMIC II rather than "the rights in and to the Excess Spread (as defined herein)".

         B. The table contained in the second paragraph of the Preliminary Statement shall contain a line for Class A-19 containing the following information:

         Designation:  Class A-19
         Pass-Through Rate:  Variable
         Aggregate Certificate Principal Balance:  $0.00
         Features:  Variable Rate
         Maturity Date:  May 25, 2026.

         Article I:


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         C.       In the definition of "Accrued Certificate Interest":

                  (i) the parenthetical in the first sentence shall be replaced with the following: "(other than the Class A-14
         Certificates, Class A-18 Certificates and Class A-19
         Certificates)";

                  (ii) the following sentence shall be included as the third sentence such definition: "With respect to each Distribution Date, as to the Class A-19 Certificates, one month's interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Notional Amount thereof;" and

                  (ii) the phrase "second preceding sentence" in the last sentence shall be replaced with the phrase "preceding sentence.

         D.       In the definition of "Certificate Principal Balance":

                  (i) the parenthetical in the first sentence shall be replaced with the following: "(other than the Class A-14
         Certificates and Class A-18 Certificates)"; and

                  (ii) the fourth sentence shall be replaced by the following: "The Class A-14 Certificates and Class A-19
         Certificates have no Certificate Principal Balance."

         E. The definition of "Class A Certificate" shall include the following phrase immediately following "Exhibit A": , and the Class A-19 Certificates, executed by the Trustee and authenticated by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1.

         F.       The definition of "Excess Spread" shall be deleted.

         G. The following sentence shall be included as the second sentence of the definition of "Notional Amount": "As of any Distribution Date, with respect to the Class A-19 Certificates, the aggregate Certificate Principal Balance of all Classes of Certificates immediately prior to such date."

         H.       The definition of "Owner or Holder" shall be deleted.

         I.       In the definition of "Pass-Through Rate":

                  (i) the parenthetical in the first sentence shall be replaced with the following: "(other than the Class A-13, Class A-14, Class A-18 and Class A-19 Certificates"); and

                  (ii) the following sentence shall be included: "With respect to the Class A-19 Certificates and any Distribution


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         Date, a rate equal to the weighted average,  expressed as a percentage, of the Spread Rates of all Mortgage Loans in the Trust Fund as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective
         Stated  Principal   Balances  of  such  Mortgage  Loans,  which  Stated
         Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding
         Distribution   Date  after  giving  effect  to  distributions   thereon
         allocable to principal to the Holders of the Certificates."

         J.       In the definition of "Percentage Interest":

                  (i) the parenthetical in the first sentence shall read "(other than a Class A-14, Class A-19 or Class R Certificate)"; and

                  (ii) the second sentence shall also refer to a Class A-14 and Class A-19 Certificate.

         K. In the last sentence of the definition of "Qualified Substitute Mortgage Loan" the reference to "Excess Spread" shall instead refer to "Accrued Certificate Interest on the Class A-19 Certificates".

         L. In the definition of "REMIC II", the reference "Owner of the Excess Spread" shall instead refer to "Class A-19
Certificates".

         M. The definition of "REMIC II Certificates" shall include the Class A-19 Certificates.

         N. Clause (vii) of the definition of "Uncertificated Accrued Interest" shall be replaced with the following: "as to the Uncertificated REMIC I Regular Interest Z, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-19 Certificates if the Pass-Through Rate on such Class were equal to the Pass-Through Rate on Uncertificated REMIC I Regular Interest Z".

         O. In the definition of "Voting Rights", the reference to "Owner of the Excess Spread" shall instead refer to "Class A-19
Certificates".

         Article II:

         P. References in Section 2.06 to the "Owner of the Excess Spread" shall instead refer to the "Class A-19 Certificateholder" and the reference to "Excess Spread" shall instead refer to the "Class A-19 Certificates". The reference in Section 2.07 to the


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"ownership interest in the Excess Spread" shall instead refer to the "Class A-19
Certificate".

         Article IV:

         Q. The reference in Section 4.02(a)(y) to distributions to the Owner of the Excess Spread shall be disregarded, and Section
4.02(a)(i) shall be deleted and replaced with the following:

                  (i) to the Class A Certificateholders (other than the Class A-18 Certificateholders), Class R Certificateholders and Financial Security, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates and the amount of the Insurance Premium with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates and the Insurance Premium, as applicable, for such Distribution Date, plus any Accrued Certificate Interest thereon or Insurance Premium remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this
         Section 4.02(a);

         R. References in Section 4.02(d) and (e) to the "owner of the Excess Spread" shall instead refer to the "Class A-19 Certificateholder" and the parentheticals in Section 4.02(d) and the first parenthetical in Section 4.02(e) shall include a reference to the Class A-19 Certificates.

         S. Section 4.03(a)(xiii) shall include a reference to the Pass-Through Rate on the Class A-19 Certificates.

         T. References in Section 4.08 to the "Owner of the Excess Spread" shall instead refer to the "Class A-19 Certificateholders" and the reference to the "Excess Spread" shall instead refer to the "Class A-19 Certificates".

         U. In the second sentence of the first paragraph of Section 5.01 the phrase "other than the Class A-14 and Class R Certificates" shall be replaced with the phrase "other than the Class A-14, Class A-19 and Class R Certificates" and in the first sentence of the second paragraph of Section 5.01 the phrase "The Class A-14 and Class R Certificates" shall be replaced with the phrase "The Class A-14, Class A-19 and Class R Certificates."

         V. In first paragraph of Section 5.01(b) the phrase "other than the Class A-14 Certificates and Class A-18 Certificates" shall be replaced with the phrase "other than the Class A-14 Certificates, Class A-18 Certificates and Class A-19 Certificates".

         Additional Amendments:



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         W.       All other references throughout the Agreement to
"Excess Spread" or the "Owner" or "Holder" of Excess Spread shall be disregarded.

         X. Exhibit A will be amended to include Exhibit A hereto as Exhibit A-1 to the Agreement.

         Section 2.

         This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.



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         IN WITNESS  WHEREOF,  the parties  hereto have caused their names to be signed hereto by their officers thereunto duly authorized and their seal, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                                  RESIDENTIAL FUNDING MORTGAGE
                                                  SECURITIES I, INC.
[Seal]


                                                   By:
                                                   Name:
                                                   Title:

Attest:
Name:
Title:


                                               RESIDENTIAL FUNDING CORPORATION

[Seal]


                                                By:
                                                Name:
                                                Title:

Attest:
Name:
Title:


                                           THE FIRST NATIONAL BANK OF CHICAGO

[Seal]


                                            By:
                                            Name:
                                            Title:

Attest:
Name:
Title:




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STATE OF MINNESOTA                          )
                                            ) ss.:
COUNTY OF HENNEPIN                          )


                  On the 31st day of July, 1996 before me, a notary public in and for said State, personally appeared Diane S. Wold, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

[Notarial Seal]




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STATE OF MINNESOTA                          )
                                            ) ss.:
COUNTY OF HENNEPIN                          )


                  On the 31st day of July, 1996 before me, a notary public in and for said State, personally appeared _________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                          Notary Public

[Notarial Seal]


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STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


                  On the 31st day of July, 1996 before me, a notary public in and for said State, personally appeared ________________, known to me to be a ______________ of The First National Bank of Chicago, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        Notary Public

[Notarial Seal]


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                                    EXHIBIT A

                         FORM OF CLASS A-19 CERTIFICATE




                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

                  [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 30, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 200% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER [$1,000] [$100,000] OF NOTIONAL AMOUNT, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]


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Certificate No. ____                          Variable Pass-Through Rate based
                                              on a Notional Amount
Class A-19 Senior

Date of Pooling and Servicing
Agreement:                                     Percentage Interest: ___%
May 1, 1996
                                               Aggregate Notional Amount of the
                                               Class A-19 Certificates:

First Distribution Date:
[August 26], 1996


Master Servicer:
Residential Funding
Corporation

Assumed Final
Distribution Date:                                       CUSIP 760944-_____
May 25, 2026


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 1996-S14

         evidencing a percentage interest in the distributions allocable to the Class A-19 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This  certifies  that   _____________________________  is  the
registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one-to four-family fixed interest rate first mortgage loans (the


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"Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I,
Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class A-19 Certificates on such Distribution Date. The Notional Amount of the Class A-19 Certificates as of any date of determination is equal to the aggregate Certificate Principal Balance of the Certificates of all classes immediately prior to such date. The Class A-19 Certificates have no Certificate Principal Balance.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").


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                  The  Certificates  are  limited in right of payment to certain
collections  and  recoveries   respecting  the  Mortgage  Loans,   all  as  more
specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are


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exchangeable  for new  Certificates of authorized  denominations  evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


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                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                             THE FIRST NATIONAL BANK OF
                                                   CHICAGO,
                                                   as Trustee


                                                    By:
                                                          Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-19 Certificates referred to in the within-mentioned Agreement.

                                                    THE FIRST NATIONAL BANK OF
                                                    CHICAGO,
                                                    as Certificate Registrar


                                                     By:
                                                           Authorized Signatory


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


                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                 Signature by or on behalf of assignor




                                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.


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